Exhibit 10.1 AMENDED AND RESTATED EMPLOYMENT AGREEMENT THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”), dated as of May 29, 2026, is entered into by and between Oscar Health, Inc., a Delaware corporation (“Holdings”) and Oscar Management Corporation (“OpCo” and, together with Holdings, the “Company”) and Mario Schlosser (the “Executive”). WHEREAS, the Company previously employed the Executive under that certain Employment Agreement, dated as of March 28, 2023, by and between the Company and the Executive, effective as of April 3, 2023 (the “Prior Agreement”); WHEREAS, the Company and the Executive mutually desire for the Executive to transition from his prior position as President of Technology and Chief Technology Officer of the Company (“CTO”) to that of Co-Founder & Advisor to the Chief Executive Officer of the Company (the “CEO”), effective as of June 1, 2026 (the “Effective Date”); and WHEREAS, in connection with such transition, effective as of the Effective Date, (i) the Company and the Executive mutually desire to terminate, replace and supersede the Prior Agreement in its entirety and (ii) the Company desires to employ the Executive and the Company and the Executive desire to enter into an agreement embodying the terms of such employment, in each case, subject to the terms and conditions of this Agreement. NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS: 1. Employment Period. Effective upon the Effective Date, the Executive’s employment hereunder shall be for a term (the “Employment Period”) commencing on the Effective Date and continuing indefinitely until terminated in accordance with the terms of this Agreement. Notwithstanding anything to the contrary in the foregoing, the Executive’s employment hereunder is terminable at will by the Company or by the Executive at any time (for any reason or for no reason), subject to the provisions of Section 4 hereof. 2. Terms of Employment. (a) Position and Duties. (i) Role and Responsibilities. Effective on the Effective Date, the Executive shall transition out of the role of President of Technology and CTO. During the Employment Period, the Executive shall serve as the Company’s Co-Founder & Advisor to the CEO, and shall perform the employment duties as are usual and customary for such position, including any duties as may be reasonably requested by the CEO from time to time, subject to Section 2(a)(ii) below. The Executive shall report directly to the CEO. At the Company’s request, the Executive shall serve the Company and/or its subsidiaries and affiliates in other capacities in addition to the foregoing, consistent with the Executive’s position hereunder. In the event that the Executive, during the Employment Period, serves in any one or more of such additional capacities, the Executive’s compensation shall not be increased beyond that specified in Section 2(b) hereof. In addition, in the event the Executive’s service in one or more of such additional capacities is terminated, the Executive’s compensation, as specified in Section 2(b) hereof, shall not be diminished or reduced in any manner as a result of such termination, provided that the Executive otherwise remains employed under the terms of this Agreement. In addition, during the Employment Period, the Company shall cause the Executive to be nominated to stand for election (or, as applicable, re-election) to the Board at any meeting of stockholders of the Company during which any such election is held and the Executive’s term as a member of the Board will expire if

2 he is not re-elected; provided, however, that the Company shall not be obligated to cause such nomination if (i) any of the events constituting Cause have occurred and not been cured or (ii) the Executive has issued to the Company notice of his intent to terminate his employment hereunder. The Executive acknowledges and agrees that none of (i) his change in position from President of Technology and CTO to Co-Founder & Advisor to the CEO, (ii) the appointment of a new President of Technology and/or CTO and/or (iii) entering into this Agreement (including any changes herein to the Executive’s compensation), in any case, constitutes or will constitute an event giving rise to “Good Reason” for purposes of the Prior Agreement or any other agreement between the Executive and the Company and/or its affiliates. In addition, the Executive acknowledges and agrees that, as of the Effective Date, he shall not have any rights to terminate his employment for “Good Reason” under this Agreement or any other agreement between the Company and/or its affiliates (including any equity award agreement with Holdings). (ii) Time and Attention. During the Employment Period, and excluding any periods of leave to which the Executive may be entitled, the Executive agrees to provide such business time and attention to the business and affairs of the Company as are necessary to perform the Executive’s duties to the Company and its affiliates. Nothing herein shall prohibit the Executive from participating in any outside activity during the Employment Period; provided that (x) such activity does not violate any of the Executive’s obligations under this Agreement; (y) such activity does not constitute a conflict of interest under the Company’s Code of Conduct; and (z) the Executive provides prior written notice of any such activity to the Board or the CEO so that the Company may conduct a conflicts assessment. (iii) Principal Location. During the Employment Period, the Executive shall perform the services required by this Agreement at the Executive’s home in New York, New York or other remote location; provided, however, that the parties acknowledge and agree that the Executive may be required to travel to other locations as may be necessary to fulfill the Executive’s duties and responsibilities hereunder and the Executive shall have access to the Company’s offices in New York, New York as needed in connection therewith. (b) Compensation, Benefits, Etc. (i) Base Salary. Effective as of the Effective Date and during the Employment Period, the Executive shall receive a base salary (the “Base Salary”) of $370,000 per annum. The Base Salary shall be paid in accordance with the Company’s normal payroll practices for executive salaries generally, but no less often than monthly and shall be pro-rated for partial years of employment. The Base Salary may be increased in the discretion of the Board or a subcommittee thereof, but not reduced, and the term “Base Salary” as utilized in this Agreement shall refer to the Base Salary as so increased. (ii) Annual Cash Bonus. The Executive acknowledges and agrees that he is not eligible to receive a cash performance bonus under any of the Company’s bonus plans or programs in respect of any calendar year ending during the Employment Period (commencing with calendar year 2026). (iii) Equity Awards. The Executive will not be eligible to receive a Company long-term incentive or equity-based compensatory award during the Employment Period. Without limiting the generality of the foregoing, during the Employment Period, all outstanding Holdings equity awards held by the Executive as of the Effective Date will remain outstanding and eligible to vest and, as applicable, become exercisable, in accordance with their respective terms and conditions.

3 (iv) Benefits. During the Employment Period, the Executive (and the Executive’s spouse and/or eligible dependents to the extent provided in the applicable plans and programs) shall be eligible to participate in and be covered under the health and welfare benefit plans and programs maintained by the Company for the benefit of its employees from time to time, pursuant to the terms of such plans and programs including any medical, life, hospitalization, dental, disability, accidental death and dismemberment and travel accident insurance plans and programs. In addition, during the Employment Period, the Executive shall be eligible to participate in any retirement, savings and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its employees. Nothing contained in this Section 2(b)(iv) shall create or be deemed to create any obligation on the part of the Company to adopt or maintain any health, welfare, retirement or other benefit plan or program at any time or to create any limitation on the Company’s ability to modify or terminate any such plan or program. (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in connection with the performance of the Executive’s duties under this Agreement in accordance with the policies, practices and procedures of the Company provided to employees of the Company. (vi) Fringe Benefits. During the Employment Period, the Executive shall be eligible to receive such fringe benefits and perquisites as are provided by the Company to its employees from time to time, in accordance with the policies, practices and procedures of the Company. (vii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company applicable to its employees, as in effect from time to time. 3. Termination of Employment. (a) Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death during the Employment Period. Either the Company or the Executive may terminate the Executive’s employment in the event of the Executive’s Disability during the Employment Period. (b) Termination by the Company. The Company may terminate the Executive’s employment during the Employment Period for Cause. The Company may terminate the Executive’s employment during the Employment Period without Cause upon at least thirty (30) days’ advance written notice of such termination. (c) Termination by the Executive. The Executive’s employment may be terminated by the Executive for any or no reason by delivery of a written notice of such termination to the Company setting forth the date of termination and giving at least thirty (30) days’ advance written notice of such termination. (d) Notice of Termination. Any termination of employment (other than due to the Executive’s death) shall be communicated by a Notice of Termination to the other parties hereto given in accordance with Section 12(b) hereof. The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company,

4 respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder. (e) Termination of Offices and Directorships; Return of Property. Upon termination of the Executive’s employment for any reason, unless otherwise specified in a written agreement between the Executive and the Company, the Executive shall be deemed to have resigned from all offices, directorships, and other employment positions, if any, then held with the Company, and shall take all actions reasonably requested by the Company to effectuate the foregoing. In addition, upon the termination of the Executive’s employment for any reason, the Executive agrees to return to the Company all documents of the Company and its affiliates (and all copies thereof) and all other Company or Company affiliate property that the Executive has in the Executive’s possession, custody or control. Such property includes, without limitation: (i) any materials of any kind that the Executive knows contain or embody any proprietary or confidential information of the Company or an affiliate of the Company (and all reproductions thereof), (ii) computers (including, but not limited to, laptop computers, desktop computers and similar devices) and other portable electronic devices (including, but not limited to, tablet computers), cellular phones/smartphones, credit cards, phone cards, entry cards, identification badges and keys, and (iii) any correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of the Company or any of its affiliates and any information received from the Company or any of its affiliates regarding third parties. 4. Obligations of the Company upon Termination. (a) Accrued Obligations. In the event that the Executive’s employment under this Agreement terminates during the Employment Period for any reason, the Company will pay or provide to the Executive: (i) any earned but unpaid Base Salary and accrued vacation time, (ii) reimbursement of any business expenses incurred by the Executive prior to the Date of Termination that are reimbursable in accordance with Section 2(b)(v) hereof, and (iii) any vested amounts due to the Executive under any plan, program or policy of the Company (together, the “Accrued Obligations”). The Accrued Obligations described in clauses (i) and (ii) of the preceding sentence shall be paid within 30 days after the Date of Termination (or such earlier date as may be required by applicable law), and the Accrued Obligations described in clause (iii) of the preceding sentence shall be paid in accordance with the terms of the governing plan or program. (b) Termination of Employment. If the Executive’s employment with the Company is terminated during the Employment Period for any reason, then in addition to the Accrued Obligations, all outstanding Holdings equity awards that are held by the Executive on the Date of Termination shall be treated in accordance with the terms and conditions set forth in the applicable award agreement (as amended by this Agreement), including conditions pertaining to the execution and non-revocation of a Release (as defined below) and the Executive’s continued compliance with the provisions of Section 7 hereof (the “Restrictions”). (c) Release; Certain Acknowledgements. Notwithstanding the generality of the foregoing, if the treatment set forth in the applicable award agreement is subject to a Release requirement, then it shall be a condition to the Executive’s right to receive such treatment that, on or following the Date of Termination, the Executive execute and deliver to the Company an effective release of claims in substantially the form attached hereto as Exhibit A (the “Release”) and the Release becomes irrevocable within 30 days (or, to the extent required by law, 52 days) following the Date of Termination (the date such Release becomes irrevocable herein referred to as the “Release Effective Date”). For the avoidance of doubt, all equity awards eligible for accelerated vesting pursuant to Section 4(b) hereof shall remain outstanding and eligible to vest following the Date of Termination and shall actually vest and become exercisable (if applicable) and non-forfeitable upon the Release Effective Date. Notwithstanding the

5 foregoing, upon any breach by the Executive of the Restrictions on or following the Date of Termination, any then-unvested equity award (or portion thereof, as applicable) shall be cancelled and forfeited by the Executive upon such breach. (d) Consulting Period. The Executive and the Company acknowledge and agree that, following a termination of the Executive’s employment for any reason (other than (x) for Cause, (y) due to a CIC Termination or (z) due to the Executive’s death or Disability), the Executive and the Company shall enter into an advisor or consulting agreement, pursuant to which the Executive will provide advisory and/or transition services to the Company and its affiliates through December 31, 2029 (the “Consulting Period”), on terms and conditions determined by the Board or a subcommittee thereof. During the Consulting Period, all outstanding Holdings equity awards then-held by the Executive will remain outstanding and eligible to vest and, as applicable, become exercisable, in accordance with their respective terms and conditions (as amended by this Agreement). (e) Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including without limitation any severance payments or benefits payable under this Section 4, shall be paid to the Executive during the six-month period following the Executive’s Separation from Service if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day of the seventh month following the date of Separation from Service (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of the Executive’s death), the Company shall pay the Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Executive during such period. (f) Exclusive Benefits. Except as expressly provided in this Section 4 and subject to Section 5 hereof, the Executive shall not be entitled to any additional payments or benefits upon or in connection with the Executive’s termination of employment. 5. Non-Exclusivity of Rights. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. 6. Excess Parachute Payments; Limitation on Payments. (a) Best Pay Cap. Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by the Executive (including any payment or benefit received in connection with a termination of the Executive’s employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, including the benefits under Section 4 hereof, being hereinafter referred to as the “Total Payments”) would be subject (in whole or in part), to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then the Total Payments shall be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes and employment taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes and employment taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to

6 such unreduced Total Payments). If the Total Payments are so reduced, the Company shall reduce or eliminate the Total Payments (A) by first reducing or eliminating the portion of the Total Payments which are not payable in cash (other than that portion of the Total Payments subject to clause (C) hereof), (B) then by reducing or eliminating cash payments (other than that portion of the Total Payments subject to clause (C) hereof) and (C) then by reducing or eliminating the portion of the Total Payments (whether payable in cash or not payable in cash) to which Treasury Regulation § 1.280G-1 Q/A 24(c) (or successor thereto) applies, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time. (b) Certain Exclusions. For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account; (ii) no portion of the Total Payments shall be taken into account which, in the written opinion of an independent, nationally recognized accounting firm (the “Independent Advisors”) selected by the Company, does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Independent Advisors, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the “base amount” (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. 7. Restrictive Covenants. (a) The Executive hereby acknowledges that the Executive has previously entered into an agreement with the Company, containing confidentiality, intellectual property assignment, non- competition, non-solicitation and other protective covenants (the “PIIA”), that the Executive shall continue to be bound by the terms and conditions of the PIIA, and that such agreement shall be additional to, and not in limitation of, the covenants contained in any other written agreement between the Company and the Executive. (b) During and after the Executive’s employment or other service with the Company and/or any of its subsidiaries, the Executive agrees that the Executive will not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of the Company or any of its subsidiaries, the products or services of the Company or any of its subsidiaries, or any of the Company’s present or former officers, equity holders, directors or employees; provided that the Executive may confer in confidence with his or her or its legal representatives and make demonstrably true statements. (c) Notwithstanding anything in this Agreement or the PIIA to the contrary, nothing contained in this Agreement shall prohibit either party (or either party’s attorney(s)) from (i) filing a charge or complaint with the Equal Employment Opportunity Commission (the “EEOC”) or any similar state or local government agency or commission; (ii) reporting to, communicating with, cooperating with, or providing information to, or receiving any monetary reward or bounty from, any federal, state or local government agency, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. National Labor Relations Board, or the U.S. Department of Justice, without notice to the Company; (iii) testifying pursuant to a court order, subpoena, or written request from an administrative agency or the legislature, or making any truthful statements or disclosures required by law, regulation or legal process; (iv) exercising any rights the Executive may have under Section 7 of the U.S. National Labor Relations Act; or (v) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected

7 characteristic or any other conduct that the Executive has reason to believe is unlawful. Further, the Executive acknowledges that the Company has provided the Executive notice of the immunity provisions of the U.S. Defend Trade Secrets Act of 2016, which state as follows: “(1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (a) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.” 8. Representations. The Executive hereby represents and warrants to the Company that (a) the Executive is entering into this Agreement voluntarily and that the performance of the Executive’s obligations hereunder will not violate any agreement between the Executive and any other person, firm, organization or other entity, or any policy, program or code of such other person, firm, organization or other entity, and (b) the Executive is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or other party that would be violated by the Executive’s entering into this Agreement and/or providing services to the Company pursuant to the terms of this Agreement. 9. Successors. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives. (b) This Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns. 10. Certain Definitions. (a) “Board” means the Board of Directors of Holdings. (b) “Cause” means the occurrence of any one or more of the following events: (i) the Executive’s willful failure to substantially perform the Executive’s duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness), including the Executive’s willful failure to follow any reasonable and lawful directive from the CEO within the reasonable scope of the Executive’s duties. For the avoidance of doubt, the Executive’s failure to satisfy any specific performance goal or metric or the Company’s failure to attain any specific level of financial performance shall not constitute a failure to perform for purposes of this clause (i); (ii) the Executive’s commission of or entry of a plea of guilty or nolo contendere to a felony crime (excluding vehicular crimes) or a crime of moral turpitude; (iii) the Executive’s material breach of any material obligation under any written agreement with the Company or its affiliates or under any applicable policy of the Company or its affiliates that has been provided to or made available to the Executive (including any code of conduct or harassment policies), and the Executive’s failure to correct the same (if

8 capable of correction, as determined by the CEO), within 30 days after a written notice is delivered to the Executive, which demand specifically identifies the manner in which the CEO believes that the Executive has materially breached such agreement; (iv) any act of fraud, embezzlement, theft or misappropriation from the Company or its affiliates by the Executive; or (v) the Executive’s willful misconduct or gross negligence with respect to any material aspect of the Company’s business or a material breach by the Executive of the Executive’s fiduciary duty to the Company or its affiliates, which willful misconduct, gross negligence or material breach has a material and demonstrable adverse effect on the Company or its subsidiaries. Notwithstanding the foregoing, except with respect to clause (ii), the Executive’s employment will not be terminated for Cause unless and until (1) the Company provides the Executive with written notice setting forth the facts and circumstances claimed by the Company to constitute Cause, and (2) the Executive fails to cure or remedy such acts or omissions within 10 business days following his receipt of such notice; provided, however, that with respect to clause (i), the Company shall specifically identify the manner in which the Company believes that the Executive has not performed the Executive’s duties, and the Executive’s cure period shall be 30 (rather than 10) business days. Further, no act or failure to act on the Executive’s part shall be considered “willful” unless the Company reasonably and in good faith determines it is done, or omitted to be done, in bad faith or without reasonable belief that the Executive’s act or omission was in the best interests of the Company. Without limitation, any act, or failure to act, based upon express authority given pursuant to a resolution duly adopted by the Company with respect to such act or omission, or based upon the advice of legal counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. (c) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder. (d) “Date of Termination” means the date on which the Executive’s employment with the Company terminates. (e) “Disability” means that the Executive has become entitled to receive benefits under an applicable Company long-term disability plan or, if no such plan covers the Executive, the Executive’s inability, due to physical or mental illness, to perform the essential functions of the Executive’s job, with or without a reasonable accommodation for 180 consecutive days. (f) “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). (g) “Section 409A” means Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. (h) “Separation from Service” means a “separation from service” (within the meaning of Section 409A).

9 11. Indemnification. The Company shall indemnify the Executive to the fullest extent permitted by applicable law in the event that the Executive was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that the Executive is or was a director, officer, employee or agent of the Company or any of its affiliates, whether or not the claim is asserted during the Employment Period. The Executive shall be covered under any directors’ and officers’ insurance that the Company maintains for its directors and other officers in the same manner and on the same basis as the Company’s directors and other officers. 12. Miscellaneous. (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. (b) Notices. All notices and other communications hereunder shall be in writing and shall be effective (i) when delivered in person or (ii) two business days after being sent via email or United States mail, postage prepaid, addressed as follows: If to the Executive: at the Executive’s most recent address on the records of the Company. If to the Company: Oscar Health, Inc. 75 Varick Street, 5th Floor New York, NY 10013 Attention: General Counsel Email: corporate@hioscar.com or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee. (c) Sarbanes-Oxley Act of 2002. Notwithstanding anything herein to the contrary, if the Company determines, in its good faith judgment, that any transfer or deemed transfer of funds hereunder is likely to be construed as a personal loan prohibited by Section 13(k) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), then such transfer or deemed transfer shall not be made to the extent necessary or appropriate so as not to violate the Exchange Act and the rules and regulations promulgated thereunder. (d) Section 409A of the Code. (i) To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A. Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company shall work in good faith with the Executive to adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, including without limitation, actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A; provided, however, that this Section 12(d) shall not create an obligation on the part

10 of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. (ii) Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments. To the extent permitted under Section 409A, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A. Any payments subject to Section 409A that are subject to execution of a waiver and release which may be executed and/or revoked in a calendar year following the calendar year in which the payment event (such as termination of employment) occurs shall commence payment only in the calendar year in which the consideration period or, if applicable, release revocation period ends, as necessary to comply with Section 409A. All payments of nonqualified deferred compensation subject to Section 409A to be made upon a termination of employment under this Agreement may only be made upon the Executive’s Separation from Service. (iii) To the extent that any payments or reimbursements provided to the Executive under this Agreement are deemed to constitute compensation to the Executive to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and the Executive’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit. (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. (f) Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation. (g) No Waiver. The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. (h) Entire Agreement. As of the Effective Date, this Agreement (including the PIIA), constitutes the final, complete and exclusive agreement between the Executive and the Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, by any member of the Company and its subsidiaries or affiliates, or representative thereof (including the Prior Agreement). Notwithstanding anything herein to the contrary, this Agreement and the obligations and commitments hereunder shall neither commence nor be of any force or effect prior to the Effective Date. As of the Effective Date, the Prior Agreement shall terminate and be of no further force or effect. (i) Arbitration. (i) Any controversy or dispute that establishes a legal or equitable cause of action (“Arbitration Claim”) between any two or more Persons Subject to Arbitration (as defined below), including any controversy or dispute, whether based on contract, common law, or federal,

11 state or local statute or regulation, arising out of, or relating to the Executive’s service or the termination thereof, shall be submitted to final and binding arbitration as the sole and exclusive remedy for such controversy or dispute in accordance with the rules of JAMS pursuant to its Employment Arbitration Rules and Procedures, which are available at http://www.jamsadr.com/rules-employment-arbitration/, and the Company will provide a copy upon the Executive’s request. Notwithstanding the foregoing, this Agreement shall not require any Person Subject to Arbitration to arbitrate pursuant to this Agreement any claims: (A) under a Company benefit plan subject to the Employee Retirement Income Security Act, as amended; or (B) as to which applicable law not preempted by the Federal Arbitration Act prohibits resolution by binding arbitration. Either party may seek provisional non-monetary remedies in a court of competent jurisdiction to the extent that such remedies are not available or not available in a timely fashion through arbitration. It is the parties’ intent that issues of arbitrability of any dispute shall be decided by the arbitrator. (ii) “Persons Subject to Arbitration” means, individually and collectively, (A) the Executive, (B) any person in privity with or claiming through, on behalf of or in the right of the Executive, (C) the Company, (D) any past, present or future affiliate, employee, officer, director or agent of the Company, and/or (E) any person or entity alleged to be acting in concert with or to be jointly liable with any of the foregoing. (iii) The arbitration shall take place before a single neutral arbitrator at the JAMS office in New York, New York. Such arbitrator shall be provided through JAMS by mutual agreement of the parties to the arbitration; provided that, absent such agreement, the arbitrator shall be selected in accordance with the rules of JAMS then in effect. The arbitrator shall permit reasonable discovery. The award or decision of the arbitrator shall be rendered in writing; shall be final and binding on the parties; and may be enforced by judgment or order of a court of competent jurisdiction. (iv) THE EXECUTIVE AND THE COMPANY UNDERSTAND THAT BY AGREEING TO ARBITRATE ANY ARBITRATION CLAIM, THEY WILL NOT HAVE THE RIGHT TO HAVE ANY ARBITRATION CLAIM DECIDED BY A JURY OR A COURT, BUT SHALL INSTEAD HAVE ANY ARBITRATION CLAIM DECIDED THROUGH ARBITRATION. (v) THE EXECUTIVE AND THE COMPANY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT TO BRING CLAIMS COVERED BY THIS AGREEMENT OTHER THAN IN THEIR INDIVIDUAL CAPACITIES. EXCEPT AS MAY BE PROHIBITED BY LAW, THIS WAIVER INCLUDES THE ABILITY TO ASSERT CLAIMS AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. (vi) This Section 12(i) shall be interpreted to conform to any applicable law concerning the terms and enforcement of agreements to arbitrate service disputes. To the extent any terms or conditions of this Section 12(i) would preclude its enforcement, such terms shall be severed or interpreted in a manner to allow for the enforcement of this Section 12(i). To the extent applicable law imposes additional requirements to allow enforcement of this Section 12(i), this Agreement shall be interpreted to include such terms or conditions. (j) Amendment; Survival. No amendment or other modification of this Agreement shall be effective unless made in writing and signed by the parties hereto. The respective rights and obligations of the parties under this Agreement shall survive the Executive’s termination of employment

12 and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations. (k) Counterparts. This Agreement and any agreement referenced herein may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. (l) Clawback. The compensation payable hereunder shall be subject to any Company clawback or recoupment policy required in order to comply with applicable law. [SIGNATURES APPEAR ON FOLLOWING PAGE]

B-13 US-DOCS\171271021.3 US-DOCS\171271021.5 IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, each of Holdings and OpCo has caused these presents to be executed in its name on its behalf, all as of the day and year first above written. “HOLDINGS” Oscar Health, Inc. By: /s/ Mark Bertolini Name: Mark Bertolini Title: Chief Executive Officer “OPCO” Oscar Management Corporation By: /s/ Mark Bertolini Name: Mark Bertolini Title: Chief Executive Officer “EXECUTIVE” /s/ Mario Schlosser Mario Schlosser Attachments: Exhibit A: Release

A-14 EXHIBIT A GENERAL RELEASE 1. Release. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Oscar Health, Inc., a Delaware corporation (“Holdings”) and Oscar Management Corporation (together with Holdings, the “Company”), and the Company’s partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Americans With Disabilities Act, the Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act) (the “ADEA”), the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, the Occupational Health and Safety Act, the New York State Human Rights Law, the New York City Human Rights Law, the New York State Whistleblower Statute, and/or the New York Labor Law, and any and all laws or regulations prohibiting employment discrimination, harassment, or retaliation. 2. Claims Not Released. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to any benefits under Section 4 of that certain Amended and Restated Employment Agreement, dated as of May 29, 2026, between the Company and the undersigned (the “Employment Agreement”), with respect to the payments and benefits provided in exchange for this Release, (ii) to payments or benefits under any equity award agreement between the undersigned and Holdings or as a holder of any securities of Holdings, (iii) with respect to Section 2(b)(v) or 4(a) of the Employment Agreement, (iv) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (v) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company, (vi) to any Claims which cannot be waived by an employee under applicable law or (vii) to engage in any Protected Activities (as defined below) and any right to report allegations of unlawful conduct, including criminal conduct and unlawful employment practices, to federal, state or local authorities. 3. Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit the undersigned (or the undersigned’s attorney(s)) from (i) filing a charge or complaint with the Equal Employment Opportunity Commission (the “EEOC”) or any similar state or local government agency or commission; (ii) reporting to, communicating with, cooperating with, or providing information to, or receiving any monetary reward or bounty from, any federal, state or local government agency, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. National Labor Relations Board, or the U.S.

A-15 Department of Justice, without notice to the Company; (iii) testifying pursuant to a court order, subpoena, or written request from an administrative agency or the legislature, or making any truthful statements or disclosures required by law, regulation or legal process; (iv) exercising any rights the undersigned may have under Section 7 of the U.S. National Labor Relations Act; or (v) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that the undersigned has reason to believe is unlawful. Further, the undersigned acknowledges that the Company has provided the undersigned notice of the immunity provisions of the U.S. Defend Trade Secrets Act of 2016, which state as follows: “(1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (a) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.” The activities or rights described in this Section 3 shall be referred to as “Protected Activities”. 4. Representations. The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity. 5. No Action. The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. Notwithstanding the foregoing, this provision shall not apply to any suit or Claim to the extent it challenges the effectiveness of this release with respect to a claim under the ADEA. 6. No Admission. The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned. 7. OWBPA. The undersigned agrees and acknowledges that this Release constitutes a knowing and voluntary waiver and release of all Claims the undersigned has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Workers Benefit Protection Act and the ADEA. In accordance with the Older Workers Benefit Protection Act, the undersigned is hereby advised as follows: (i) the undersigned has read the terms of this Release, and understands its terms and effects, including the fact that the undersigned agrees to release and forever discharge the Company and each of the Releasees, from any Claims released in this Release; (ii) the undersigned understands that, by entering into this Release, the undersigned does not

A-16 waive any Claims that may arise after the date of the undersigned’s execution of this Release, including without limitation any rights or claims that the undersigned may have to secure enforcement of the terms and conditions of this Release, nor does the Release prevent the undersigned from challenging the knowing and voluntary waiver of the Release under the Older Workers Benefit Protection Act; (iii) the undersigned has signed this Release voluntarily and knowingly in exchange for the consideration described in this Release, which the undersigned acknowledges is adequate and satisfactory to the undersigned and which the undersigned acknowledges is in addition to any other benefits to which the undersigned is otherwise entitled; (iv) the Company advises the undersigned to consult with an attorney prior to executing this Release; (v) the undersigned has been given at least [21]1 days in which to review and consider this Release. To the extent that the undersigned chooses to sign this Release prior to the expiration of such period, the undersigned acknowledges that the undersigned has done so voluntarily, had sufficient time to consider the Release, to consult with counsel and that the undersigned does not desire additional time and hereby waives the remainder of the [21]-day period; and (vi) the undersigned may revoke this Release within seven days from the date the undersigned signs this Release and this Release will become effective upon the expiration of that revocation period if the undersigned has not revoked this Release during such seven-day period. If the undersigned revokes this Release during such seven-day period, this Release will be null and void and of no force or effect on either the Company or the undersigned and the undersigned will not be entitled to any of the payments or benefits which are expressly conditioned upon the execution and non-revocation of this Release. Any revocation must be in writing and sent to [name], via electronic mail at [email address], on or before [5:00 p.m. Eastern time] on the seventh day after this Release is executed by the undersigned. 8. Acknowledgement. The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by the undersigned with respect to the matters released in this Release, and the undersigned agrees that this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts. 9. Governing Law. This Release is deemed made and entered into in the State of New York, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of New York, to the extent not preempted by federal law. IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, ____. Mario Schlosser 1 NTD: Use 45 days in a group termination, and include information regarding terminated positions.

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